P l e a s e   P r i n t   o r   T y p e   [landscape oriented
                                          along left margin]

[Pioneer logo] Pioneer Independence Plans
PIONEER        IRA Application
INVESTMENTS
--------------------------------------------------------------------------------
                                /  Special pricing applicable?  [] Yes [] No
                                /
                                /  Special Pricing Breakpoint (Dealer Use)
                                /  [____________________________]
                                /
New Account Number  __________  /  List all associated account numbers and
                                /  monthly amounts.
Monthly Unit       $__________  /
                                /  _________________________     $__________
Total Plan Amount  $__________  /  _________________________     $__________
                                /  _________________________     $__________
Initial Investment $__________  /  _________________________     $__________
--------------------------------------------------------------------------------
Account       /
Registration  /
              /_________________________________________  ____-____-____
              /First Name   Middle Initial   Last Name    Social Security Number
              /
              /_________________________________________  ______________
              /Address                                    Date of Birth
              /
              /_________________________________________  ______________
              /City         State            ZIP          Daytime Telephone
                                                          Number
--------------------------------------------------------------------------------
Account       /[] Traditional  [] Roth Contributory  [] Roth Conversion
Type          /            [] Rollover   [] SEP
--------------------------------------------------------------------------------
Initial       /                                                 AMOUNT
Investment    /[] Contribution for tax year 20__          $________________
              /[] Direct transfer from another IRA
              /   (attach completed IRA Transfer/
              /   Conversion Form)                        $________________
              /[] Rollover from another IRA               $________________
              /[] Rollover from an employer-sponsored
              /   retirement plan or 403(b) plan          $________________
--------------------------------------------------------------------------------
SEP           /This is a SEP contribution on my behalf from:
Instructions  /
              /__________________________________________ ___________________
              /Name of Employer                           Contact Person
              /
              /__________________________________________ ___________________
              /Address of Employer                        Contact Phone Number
--------------------------------------------------------------------------------
Beneficiary   /I designate the following person(s) beneficiary(ies) to receive
Instructions  /the balance of my IRA custodial account upon my death. The
              /balance of my account shall be distributed in percentages shown
              /to the beneficiary(ies) who survive me. I hereby certify that
              /there is no legal impediment to the designation of the
              /beneficiary(ies).
              /                   Social
              /                   Security    Relation-  Birth
              /        Name       Number      ship       Date       Percentage
              /
              /Primary __________ ___________ __________ __________ __________
              /
              /Primary __________ ___________ __________ __________ __________
              /
              /Secondary ________ ___________ __________ __________ __________
              /
              /Secondary ________ ___________ __________ __________ __________
              /
              /If neither box CHECK ONE: If any primary (or secondary)
              /is checked,    beneficiary dies before me, pay that person's
              /option 1 will  share to:
              /apply.         1. __ the other primary (or secondary)
              /                     beneficiaries in proportion to the shares
              /                     indicated (per capita), or
              /               2. __ the heirs at law of the deceased beneficiary
              /                     in shares determined by rights of
              /                     representation (per stirpes).
--------------------------------------------------------------------------------
TELEPHONE REDEMPTION FEATURE - Unless indicated below, I authorize BFDS to accept instructions from any person to redeem up to 90% of the share value of my account(s) by telephone, in accordance with the procedures and conditions set forth in the Pioneer Independence Plans current prospectus.

              __ I DO NOT want the Telephone Redemption Privilege.

Redemptions by telephone may be for $100,000 or less and will be sent by check via U.S. mail to the address of record.

The plans, the fund, [Pioneer Investment Management Shareholder Services, Inc.], BFDS, and their affiliated companies, directors, trustees, and employees will not be liable for any loss, expense, or cost arising out of any telephone redemption request effected in accordance with the authorization(s) set forth in this application if they reasonably believe such request to be genuine, but may in certain cases be liable for losses due to unauthorized or fraudulent transactions. I agree in all other cases I bear the risk of loss for unauthorized or fraudulent telephone transactions. Procedures for verification of telephone transactions may include recordings of telephone transactions and requests for confirmation of the shareholder's social security number and current address. Confirmations are mailed promptly after the transaction.
--------------------------------------------------------------------------------
I hereby adopt the Pioneer Independence Plans Individual Retirement Account appointing [Pioneer Investment Management USA Inc.] as custodian. I certify that: (1) I have received and read the current prospectus of Pioneer Independence Plans including the prospectus of Pioneer Independence Fund, have read and understand the IRA custodial agreement and disclosure statement, and consent to the custodial fees as specified herein; (2) any contribution designated as a rollover qualifies for rollover treatment and constitutes an irrevocable election to have such amount treated as a rollover contribution for federal income tax purposes; (3) under penalties of perjury, my social security number shown on this application is correct; and (4) I must specify whether federal income tax is to be withheld from any distribution I request from this account - otherwise my request will not be in good order. I further understand that the $10.00 annual IRA fee is paid by redemption of Pioneer Independence Fund shares unless paid separately. I warrant that I have full authority and, if a natural person, I am of legal age to purchase shares pursuant to this application.
--------------------------------------------------------------------------------
SIGNATURE PROVISIONS

I, the undersigned Depositor, have read and understand the foregoing application and the attached material included herein by reference. In addition, I certify that the information which I have provided and the information which is included within the application and the attached material included herein by reference is accurate.

Dated __________, 20__ At ______________________________________________________
                                  City                State            ZIP

Signature of Shareholder X _____________________________________________________
                                                                           Date
Signature of Spouse      X _____________________________________________________
                           (REQUIRED ONLY IF YOU RESIDE IN A COMMUNITY     Date
                           PROPERTY STATE AND HAVE NAMED A PRIMARY BENEFICIARY OTHER THAN YOUR SPOUSE)
--------------------------------------------------------------------------------
A bank draft authoriza-          /  MAIL APPLICATION    Boston Financial Data
tion is attached  [] Yes  [] No  /  AND INITIAL         Services
                                 /  INVESTMENT TO:      P.O. Box 8300
Check box for                    /                      Boston, MA 02266-8300
government allotment      []     /
                                 /
MAKE ALL CHECKS                  /
PAYABLE TO:    [PIM USA Inc. as  /
               IRA Custodian for /
               (your name)]      /
--------------------------------------------------------------------------------

____________________________ _________________________ _________________________
Representative Number        Branch Number             Telephone

________________________________________________________________________________
Representative Name

________________________________________________________________________________
Firm Name

________________________________________________________________________________
Branch Address

_____________________________ _______________________
Authorized Signature          Title
                                                                    9011-00-1100
                                         (c)2000 Pioneer Funds Distributor, Inc.
                                             Underwriter of Pioneer mutual funds